SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 31, 2012

ANV SECURITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada                                 000-53802                                   13-3089537

(State or other jurisdiction

(Commission File number)

      (IRS Employer

 of incorporation or organization)

     Identification No.)

8th Floor, Block B, R&D Building, Tsinghua Hi-Tech Park,

North Area of Shenzhen Hi-Tech & Industrial Park, Nanshan District, Shenzhen, China 518057 (Address of principal executive offices) (Zip Code)

0086-755-86656436

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

ITEM 2.01 COMPLETION OF THE ACQUISITION OR DISPOSITION OF ASSETS.

As of May 31, 2012, ANV Security Group, Inc. (the “Company”) entered into an Equity and Intellectual Property Rights Transfer Agreement (the “EIPRTA”) to dispose of all of the shares and related intellectual property of its subsidiary ANV Security Technology (China) Co., Ltd. (“ANV Tech”), by transferring the same to a company owned by its former owner and our director, Tingyi Li, for five million RMB (approximately $800,000) payable in three installments; (i) 20% on Closing, and 40% on each of December 31, 2012 and 2013 and (B) the return to the Company of 7,350,000 shares from Tingyi Li and 2,200,000 shares from former owner Zhengwu Pu of the Company’s common stock. At the same time, the Company sold 100% equity interest in ANV Tech’s four subsidiaries back to former owners of these subsidiaries by return to the Company of 8,000,000 common shares from former owners of four subsidiaries.

The price payable to the Company is subject to adjustment for certain events set forth in the Transfer Agreement and the transaction is subject to various government approvals in China.

The Company elected to dispose of ANV Tech and its four subsidiaries, which owns several manufacturing subsidiaries acquired in 2010, because of declining margins in the technology manufacturing business in China and the large amount of capital that had to be dedicated to manufacturing operations.  Management believes that the disposal of ANV Tech and its four subsidiaries will free resources to allow the Company to develop its core business of residential, commercial and government security and monitoring systems, primarily in China.  Management also believes that the Company will be able to secure the products it needs for its core business from other manufacturers at reasonable prices.

The Board of Directors intends to obtain shareholder ratification of the disposal of ANV Tech.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the EIPRTA, Tingyi Li and Jonathan( Zhaohui) Zeng have resigned from the Company’s board as they were most involved in the discontinued operations.  Messrs. Li and Zeng did not resign due to any disagreement with the Company, but to pursue opportunities in their areas of expertise and interest.  Messrs. Li and Zeng have been shown a copy of this report, been advised that they could make a statement as to the reasons for their resignations and have elected not to make a statement.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Business Acquired

Not applicable.

(b)

Pro-Forma Financial Information

To be filed by amendment.

      (c) Exhibits

Exhibit No.

 Description

10.1   EIPRTA – English Translation.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANV Security Group, Inc.

 By:

/s/ Weixing Wang, CEO

          Weixing Wang, President

Dated: July 23, 2012